Exhibit 99.1 Bridger Aerospace Awarded $58 Million Contract with Texas A&M Forest Service to Build State Wildfire Aviation Surveillance Program Contract covers acquisition, modification, and delivery of three King Air 360 multi-mission aircraft BELGRADE, Mont., July 27, 2026 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger,” “Bridger Aerospace” or the “Company”) (NASDAQ: BAER, BAERW), one of the nation’s leading aerial firefighting companies, today announced it has secured a $58 million contract with Texas A&M Forest Service to acquire, modify, and deliver three King Air 360 multi-mission aircraft as the foundation of their wildfire aviation program, delivered over the course of the next three years. As the threat of wildfires continue to grow in severity and duration, the state of Texas has focused on preparation to protect its growing population. In 2024 alone, Texas A&M Forest Service and local fire departments responded to 5,187 wildfires that burned 1,300,579 acres across the state; including the Smokehouse Creek Fire, the largest in state history. Following the growth of wildfire risk, Texas legislature appropriated $257 million to Texas A&M Forest Service for the purchase, operation, and maintenance of wildfire suppression aircraft through HB500. Within this appropriations package, Bridger has been contracted for their King Air program. These multi-mission aircraft (MMA) will be configured to support wildland fire detection and situational awareness, emergency operations, cargo transportation and medical evacuation (Medevac) missions. All aircraft modifications will be performed in Texas. Bridger Aerospace is working directly with the original equipment manufacturer (OEM), Textron Aviation, to expedite the delivery schedule for all three aircraft and deliver the most advanced sensor enhanced platforms available today. “As wildfires grow more frequent, more intense, and more destructive, states are recognizing the growing importance of preparedness and the scarcity of available aviation assets,” said Bridger CEO Sam Davis. “Texas A&M Forest Service is setting the standard by investing in a modern, state-based aerial firefighting program that puts resources in place before disasters strike. This contract marks an important milestone for Bridger as we expand our partnerships with states that are taking a proactive approach to wildfire response. By completing these aircraft modifications in Texas, we're strengthening our operational footprint, supporting local jobs and aviation infrastructure, and building the capacity needed to better protect lives, property, and the environment across the country.”

The contract reflects a growing recognition among state governments that effective wildfire response requires expanded access to reliable aerial firefighting assets. About Bridger Aerospace Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com. Investor Contact Tom Cook BridgerAerospaceIR@icrinc.com Media Contact Devin Johnson Bridger Aerospace 406-919-5980 d.johnson@bridgeraerospace.com Forward Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the anticipated scope, duration, performance, benefits and value of the contract announced in this press release; anticipated aircraft modification and deployment; expected revenues and business opportunities associated with the contract; demand for aerial firefighting services; and Bridger’s future business, operations and financial performance. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, the risk that the contract does not generate the anticipated revenues or benefits; the risk that the contract may be modified, delayed or terminated; aircraft availability, maintenance, operational readiness, staffing and regulatory approvals; the timing and severity of wildfire seasons; competitive, financial, operational and economic conditions; and the other risks described in Bridger’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Annual Report for the fiscal year ended December 31, 2025, which was filed with the SEC on March 6, 2026, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which was filed with the SEC on May 8, 2026, recent Current Reports on Form 8-K and subsequent filings made by Bridger with the SEC from time to time. Forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release. Source: Bridger Aerospace Group Holdings, Inc.